Exhibit 99.1
Nuance Closes Acquisition of BeVocal
Combination Brings Repeatable Applications, Strong Customer Base and Predictable, Recurring Revenue from Software-as-a-Service, Subscription-based Offerings
BURLINGTON, Mass., April 25, 2007 — Nuance Communications, Inc. (NASDAQ: NUAN), a leading supplier of speech solutions, today announced that it has closed its acquisition of BeVocal, a provider of on-demand self-service customer care solutions that address the unique business requirements of the mobile communications market and its customers. The acquisition of BeVocal expands Nuance’s existing product portfolio with a unique solution set for mobile customer lifecycle management, the Beyond™ Suite, and a range of premium services, the VoComm™ Suite, for the mobile consumer.
As the number of mobile subscribers expands, BeVocal’s solutions address the significant domestic and global requirements for mobile service providers and others serving the mobile industry to reduce costs, increase revenue and improve mobile customer satisfaction. The Beyond Suite makes the most of every customer contact — including handset activation, customer care, intelligent promotional offers, and sales and fulfillment of add-on features. BeVocal’s solutions also address additional channels such as Web and SMS, enabling unique, cross-channel experiences.
The BeVocal acquisition brings to Nuance a portfolio of highly repeatable applications, proven success within major reference accounts and a predictable, recurring revenue stream derived from a software-as-a-service (SaaS) business model. For BeVocal, the acquisition enables broader sales and marketing resources, direct access to core technologies, which will strengthen its solutions, and the momentum of being an integral part of a leading provider of care solutions.
In connection with the acquisition of BeVocal and in accordance with NASDAQ Marketplace Rule 4350, Nuance will grant 501,530 shares of its common stock, in the form of stand-alone restricted stock units, and options to purchase 750,000 shares of its common stock as an inducement that is material to 145 individuals entering into employment arrangements with Nuance. The restricted stock units and stock options are being granted upon the approval of the Compensation Committee of Nuance’s Board of Directors. The restricted stock units vest over a three year period, subject to acceleration upon the achievement of certain performance targets and the stock options vest over a four year period.

About Nuance Communications, Inc.
Nuance is a leading provider of speech and imaging solutions for business and consumers around the world. Its technologies, applications, and services make the user experience more compelling by transforming the way people interact with information and how they create, share, and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Nuance, the Nuance logo, BeVocal, Beyond and VoComm are trademarks or registered trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding the transaction between Nuance and BeVocal, the product portfolio of the combined company, anticipated growth in the number of mobile subscribers, future opportunities for the combined company, and any other statements about Nuance or BeVocal’s managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability of Nuance to successfully integrate BeVocal’s operations and employees; the ability to realize anticipated synergies and cost savings; the failure to retain customers; and the other factors described in Nuance’s Annual Report on Form 10 K/A for the year ended September 30, 2006 and most recent Quarterly Report on Form 10-Q. Nuance disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.